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                                                                   EXHIBIT 10.21
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                        DEVELOPMENT INCENTIVE AGREEMENT

                                    between

                                  Synon, Inc.
                              Larkspur, California
                                      and
                  International Business Machines Corporation
                               Purchase, New York



                                      IBM

                                     PR6539

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                        Development Incentive Agreement

This is a development incentive loan agreement (hereinafter referred to as "Agreement") made on September 27, 1990 by and between International Business Machines Corporation, a corporation organized and existing under the laws of New York, having a place of business at 2000 Purchase Street, Purchase, New York 10577 (hereinafter referred to as "IBM") and Synon, Inc., a corporation organized and existing under the laws of Illinois, having a place of business at 1100 Larkspur Landing Circle, Larkspur, California 94939 (hereinafter referred to as "Synon").

WHEREAS, IBM desires to encourage Synon to develop and make generally available to the marketplace, an AS/400 application generator capable of exporting the external source format representation of IBM's Systems Application Architecture
(SAA) Application Generator Common Programming Interface (CPI), as a strategic software tool that fits into IBM's AD/Cycle for mid range computers; AND

WHEREAS, to this extent, IBM is willing to loan funds to Synon: AND

WHEREAS, Synon is desirous of developing said software tool;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, IBM and Synon agree as follows:

1.0      DEFINITIONS

1. "AUTHORIZED SIGNING OFFICER" shall mean a person authorized to bind his or her company by signing this Agreement and any amendment thereto.

2. "CUSTOMER" shall mean any person, corporation or other entity to which IBM, Synon or their respective licensees, license or sell products primarily for such entity's end use. Customers shall not mean other IBM locations or IBM Subsidiaries, nor shall it include other Synon locations or Synon Affiliates.

3. "DERIVATIVE WORKS" shall mean a work which is based upon the New Product, such as a revision, enhancement, modification, translation, abridgement, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted, and which, if prepared without authorization by the owner of the copyright in such Preexisting Works, would constitute a copyright infringement. For purposes hereof, Derivative Works shall also include any compilation that incorporates such a Preexisting Work.

4. "ENHANCEMENTS" shall mean changes, additions, or modifications to the New Product and Related Documentation that:

         a.      correct Errors;

         b. support new releases of operating systems with which the New Product is designed to operate;


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         c.      provide support for new input/output devices;

         d. provide other incidental updates to the New Product and Related Documentation; or

         e. improve functions, add new functions, or improve performance by changes in system design or coding. Enhancements further include, in the alternative, additions to the New Product and Related Documentation that:

                 1)       provide substantial additional value and utility;

                 2) as a practical matter, may be priced and offered separately as optional additions to the New Product and Related Documentation and which;

                 3) are not made available to Synon's Customers generally without separate charge.

5.       "ERRORS" shall mean any error, problem, or defect resulting from:

         a.      an incorrect functioning of the New Product; or

         b. an incorrect or incomplete statement or diagram in the New Product or Related Documentation, if such error, problem, or defect renders the New Product inoperable, causes the New Product to fail to meet the specifications thereof, causes the Related Documentation to be inaccurate or incomplete in any material respect, causes incorrect results, or causes incorrect functions to occur.

6. "IBM or SYNON CONFIDENTIAL INFORMATION" shall mean all information identified as "IBM confidential" or "Synon Confidential" at the time of disclosure by IBM or Synon which relates to the parties' past, present or future research, development or business activities.

7. "NEW PRODUCT" shall mean a new software product, developed by Synon as a result of this Agreement, to be known as "Cross System
         Product/External Source Format Synon/2E Generation" which is more fully defined in Appendix A.

8. "OBJECT CODE" shall mean computer programming code in binary machine readable form.

9. "RELATED DOCUMENTATION" shall mean end-user manuals and other written end-user materials that relate to the New Product.

10. "SOURCE CODE" shall mean computer programming code written in source language, comprising the New Product, in which Synon owns, or if Synon does not own, has a license to intellectual property rights, all to the extent that Synon has the right to provide such subject matter to IBM and subject to any licenses Synon has from third parties with respect to such subject matter. Subject to the foregoing, Source
         Code includes: related programmer's notes, comments and procedural code such as control language and design documentation necessary to use and understand such Source Code.

11. "SUBSIDIARY" as to IBM, shall mean a corporation, company or other entity:

         a. more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are; or

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         b.      which does not have outstanding shares or securities, as may be the case in partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest (representing the right to make decisions for such corporation, company or other entity) is:

         now or hereafter, owned or controlled directly or indirectly, by International Business Machines Corporation, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

12. "SYNON AFFILIATES" shall mean any direct or in direct subsidiary or parent corporation of Synon and any direct or indirect subsidiary of a direct or indirect parent of Synon.

2.0      SCOPE OF WORK

         Synon shall use diligent efforts to develop, and make generally available to the marketplace, the New Product and Related Documentation in accordance with the Development Plan and Project Schedule set forth in Appendix A.

         Synon shall also use diligent efforts to prepare and furnish IBM with documentation defined as "Deliverables" in Appendix A on the dates specified therein.

3.0      PAYMENT OF LOANED FUNDS

         In consideration of Synon's dedication of resources to the work to be performed under this Agreement, IBM shall lend certain funds to Synon in accordance with the terms and conditions set forth in Appendix B. Such funds shall be applied exclusively to the work to be performed under this Agreement.

4.0      REPAYMENT OF LOANED FUNDS

         Synon shall repay to IBM all funds lent to Synon under this Agreement in accordance with the repayment schedule set forth in Appendix C, plus interest. Simple interest shall start to accrue on January 1, 1994 and shall be compounded monthly at ____% (the prime reference rate plus 2
         (two) percentage points, as announced by Chemical Bank, New York, NY on the date this amendment has been signed by both parties.) Repayment shall be due regardless of the fact that Synon may or may not realize revenues from the sale of the New Product.


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5.0      SOURCE CODE DEPOSIT

         Agreement Number C92172, Source Code Transfer and Custody Agreement between IBM and Synon, is hereby incorporated by reference into this Agreement and made a part hereof as Appendix D, Source Code Escrow.

6.0      MANAGING COORDINATORS

1. IBM and Synon shall each designate a Managing Coordinator and an Alternative Managing Coordinator for this Agreement. Each Managing Coordinator shall be authorized to:




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         a.      represent the respective parties in all matters relating to this Agreement.

         b. perform periodic performance reviews, and monitor schedules and progress of the work to be performed hereunder.

         c. submit and accept Deliverable Items required to be furnished under this Agreement.

         d. schedule and coordinate meetings and consultations between the parties and visits by its employees to the place of business of the other party as may be deemed necessary for the successful accomplishment of work under this Agreement.

         e. supervise the exchange of information including confidential and/or proprietary information.

2. Within 15 days of the effective date of this Agreement each party shall advise the other in writing of the names of these designees. A party may change its Managing Coordinator upon 15 days written notice to the other party.

7.0      INFORMATION EXCHANGE

1.       General

         It is the intention of IBM and Synon to exchange information from time to time as may be essential for the accomplishment of the work to be performed under this Agreement.

2.       Disclosure and handling of IBM and Synon Confidential Information

         The disclosure and handling of IBM and Synon Confidential Information shall be in accordance with the terms and conditions set forth in the Bilateral Confidential Disclosure Agreement, dated February 26, 1990 between Synon Limited and IBM and bearing CDA Number CA-B01- 90-RJL (the "CDA"). The terms and provisions of the CDA are incorporated by reference as if Synon, Inc., and IBM were the parties thereto, subject to the following conditions:

         a. The Managing Coordinators named pursuant to Section 6.0 of this Agreement or their designees shall be the Technical Coordinators for the purposes of the CDA as it applies to this Agreement.

         b. The CDA as it applies to this Agreement shall not expire and may not be terminated by either Synon Limited or IBM until completion of development of the New Product or termination of this Agreement.

         c. The five year limitation on duties with respect to Confidential Information provided in the CDA shall not apply to Source Code.

3.       Source Code Protection:

         IBM shall treat the Source Code provided under Section 5.0 with at least the same degree of care as IBM uses for its own confidential source code, and shall maintain a written record of all IBM employees accessing such Source Code. In no event shall IBM provide any Source Code to a third party without Synon's written consent. Such consent shall not be unreasonably withheld.



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         Upon Synon's written request, IBM shall notify Synon of all IBM employees who have accessed the Source Code. Synon retains all of its right, title and interest in the Source Code, except as expressly provided herein.

8.0      RIGHTS IN DATA

         The New Product and Related Documentation developed pursuant to this Agreement shall be owned by Synon and IBM agrees to execute and deliver such additional documents as may be reasonable required to confirm ownership by Synon of the New Product.

9.0      USE OF NEW PRODUCT AND RELATED DOCUMENTATION

         No license or right is granted hereunder to IBM whether expressly or by implication, estoppel, or otherwise, to use, execute, reproduce, display, perform, distribute internally or externally, sell or license copies of or prepare Derivative Works based upon, the New Product received hereunder, except that IBM is licensed to use, execute, reproduce, display, perform, and distribute internally the Object Code and Related Documentation for the New Product, including prerelease and prototype software received hereunder solely for the purpose of evaluating the New Product. Such license shall include the right of IBM to sublicense its Subsidiaries to do any, some, or all of the foregoing for the same purpose. Upon termination or expiration of this Agreement, at Synon's request, IBM shall provide written certification that the New Product received by IBM from Synon for evaluation purposes together with all backup copies made thereof have been destroyed, except that one copy of the New Product may be retained by IBM for archival purposes.

10.0     WARRANTIES

1. Synon represents and warrants that it has the right to grant the rights and licenses granted in this Agreement, and that it is under no obligation or restriction, nor shall it assume any obligation or restrictions, which would conflict with Synon's obligations under this Agreement.

2. Synon further represents and warrants that to the best of its knowledge at the time it furnishes the New Product and Related Documentation to IBM, Synon shall either have full and complete right, title, and interest, or full and complete right to grant the licenses provided herein for the New Product and Related Documentation. Synon further represents and warrants that neither the New Product or Related Documentation, nor the worldwide use or distribution of



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         the New Product or Related Documentation, shall infringe any trade secret, copyright, patent or other intellectual property right, or privacy or similar right, of a third party. If requested by IBM, Synon shall defend IBM and its Subsidiaries against any claim that IBM's exercise of its rights and licenses granted in the Section, entitled "Use of New Product and Related Documentation" infringes a third party's trade secret, copyright, patent, or other intellectual property right or privacy right, provided that IBM promptly notifies Synon in writing of the claim, and provides Synon with the sole control of the defense and settlement thereof.

3. If the New Product or Related Documentation, or any part thereof, are, or in the opinion of Synon may become, the subject of any claim, suite or proceeding for such an infringement, then Synon may, at its option and expense:

         a. replace the New Product and Related Documentation, or part thereof, with another non-infringing New Product and Related Documentation or parts that are substantially equivalent in functionality and performance; or

         b. similarly modify the New Product and Related Documentation, or part thereof to render them non-infringing; or

         c. obtain a valid license under reasonable terms and cost for IBM to use the New Product and Related Documentation; or

         d. failing a. b. or c. above, terminate this Agreement and promptly repay to IBM all funds lent to Synon under this Agreement.

         Notwithstanding the foregoing, Synon assumes no liability for (i) any infringement claims with respect to any product in or with which the New Product and Related Documentation may be used but not covering the New Product and Related Documentation standing alone; (ii) any trademark infringements involving any marking or branding applied at the request of IBM; or (iii) the modification of the New Product and Related Documentation, or any part thereof, unless such modification was made by Synon.

         THIS SECTION 10.0 STATES THE ENTIRE LIABILITY AND OBLIGATION OF SYNON AND THE EXCLUSIVE REMEDY OF IBM, WITH RESPECT TO ANY ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS. TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE NEW PRODUCTS OR ANY PART THEREOF, AND WITH RESPECT TO ANY BREACH OF THE WARRANTIES IN THIS SECTION 10.0.

4. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 10.0, SYNON MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE NEW PRODUCTS OR ANY OTHER MATERIALS OR SERVICES PROVIDED HEREUNDER. SYNON EXPRESSLY DISCLAIMS ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WARRANTY OF MERCHANTABILITY AND ALL OTHER STATUTORY WARRANTIES.



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11.0     MAINTENANCE SUPPORT

Synon shall provide Customer maintenance support for the New Product and Related Documentation at a level equivalent to the level of support Synon provides for its current "Synon/2E" software product offering and its related documentation.

For the purpose of this Section 11.0, maintenance support shall include updating the New Product and Related Documentation to be compatible with future releases of IBM products on which the New Product depends on or with which it interfaces.

If Synon materially breaches its obligations to provide maintenance support to its Customers for the New Product and Related Documentation, IBM will have the right to use the Source Code held in deposit at a single central technical support location, solely for the purpose of providing maintenance support to such Customers.

Synon's failure to correct all or any particular Errors or to enhance the New Product and Related Documentation shall not constitute a breach.

12.0     IBM'S RIGHT TO SELL NEW PRODUCT

IBM reserves the right to nominate the New Product and Related Documentation for which development is completed under this Agreement as a candidate for sale by IBM through its Cooperative Software Supplier Program (CSSP) marketing channel. If IBM exercises this right, the parties agree to negotiate in good faith at that time to enter into an IBM CSSP agreement".

IBM may exercise its right under this Section 12.0 with respect to the New Product and Related Documentation by giving written notice to Synon of its intention and entering into a mutually acceptable IBM CSSP agreement concerning the New Product and Related Documentation within 6 months after the date such New Product and Related Documentation are made generally available for sale by Synon.

13.0     AGREEMENT WITH SYNON EMPLOYEES

Synon agrees that it shall have and maintain for so long as this Agreement is in effect, written agreements with all of its employees, subcontractors or agents engaged by Synon to assist with or contribute to Synon's duties, obligations or performance under this Agreement. Such written agreements shall contain provisions sufficient to establish the rights and benefits contemplated by, and to assure compliance with the Sections, entitled "Information Exchange" and "Rights In Data".


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14.0     TERM AND TERMINATION

1.       Stated Term

         The effective date of this Agreement is the date Synon and IBM Authorized Signing Officers sign this Agreement and shall expire upon Synon's complete repayment to IBM of all funds lent to Synon under this Agreement.

2.       Termination without Cause

         Either party may, at its sole option and discretion, terminate this Agreement, in whole or in part, with or without reason by giving the other party 30 days prior written notice.

         If this Agreement is terminated by IBM for convenience, IBM shall continue to loan those funds which would have been loaned to Synon had this Agreement not been terminated for 3 months following the date of termination. The balance of loaned funds outstanding at the end of this 3 month period shall be repaid on a prorated basis in accordance with the original repayment schedule, without interest.

         If this Agreement is terminated by Synon for convenience, IBM's obligation to continue loaning funds shall terminate on the date such notice is given, and the balance of loaned funds outstanding on the date of such termination shall be repaid within 12 months following the date of such termination, with interest from the date of termination.

3.       Termination for Cause:

         This Agreement may be terminated by either party in the event of a material breach by the other party of its obligations hereunder and after written notice to the other party has been given which specifically identifies the breach for which termination is threatened. If the breaching party does not (i) reach agreement with the non-breaching party within 30 days of such notice on a plan to cure such breach, or (ii) present a plan to the non-breaching party within 30 days of such notice that provides for a cure within 90 days of the notice of breach, and actually cures the breach within such 90 day period, then in either case the non-breaching party may terminate this Agreement effective upon a further written notice of termination given to the breaching party. Termination shall not occur if the above conditions are met.

         If this Agreement is terminated by IBM due to a material breach by Synon, the balance of loaned funds outstanding at the date of termination shall be repaid with interest from the date of termination within 12 months after the date of termination.

         If this Agreement is terminated by Synon due to a material breach by IBM, IBM shall continue to loan those funds that would have been loaned to Synon, had this Agreement not been terminated for 3 months following the date of termination. The balance of loaned funds outstanding at the end of this 3 month period shall be repaid on a prorated basis in accordance with the original repayment schedule, without interest.


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4.       Survival

         In the event of any termination or expiration of this Agreement, the following listed Sections shall survive and continue to have affect and shall inure to the benefit of and be binding upon the parties and their legal representatives, heirs, successors and assigns:

         a. Source Code Deposit; (if the deposit is made prior to termination or expiration)

         b.      Rights in Data;

         c.      Information Exchange;

         d. Warranties; (if the New Product is completed prior to expiration or termination)

         e.      Term and Termination;

         f.      Trademark and Trade Names Usage; and

         g.      General.

5.       Limited Effect

         In addition, in the event of termination or expiration of this Agreement, both parties shall have all rights which they would have had if they had never entered into this Agreement and which the public has at the time of such termination.

15.0     FREEDOM OF ACTION/OTHER VENDORS

         This Agreement shall not prevent either party from entering into similar agreements with other parties or from independently developing or acquiring materials, products, or services irrespective of their functional similarity to materials, products, or services which may result from this Agreement.

16.0     TRADEMARK AND TRADE NAMES USAGE

         Nothing in this Agreement confers upon either party any right to use the other party's name, trademark(s) or trade name(s) or similar matters in connection with any product, service, promotion, or publication, except that Synon may represent that the New Product developed under this Agreement is strategic to IBM and is System Application Architecture compliant and fits in AD Cycle for IBM's mid range computers, if such is the case, and if Synon's reference to IBM is not misleading.


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17.0     GENERAL

1.       Limitation of Liability:

         TERMINATION OF THIS AGREEMENT UNDER SUBSECTION 3 OF SECTION 14.0 SHALL BE THE EXCLUSIVE REMEDY OF EITHER PARTY UPON A BREACH OF ANY OBLIGATION, REPRESENTATION OR WARRANTY HEREUNDER BY THE OTHER PARTY, OTHER THAN SECTION 7.0 WHICH MAY BE SPECIALLY ENFORCED AND SUBSECTION 2 OF SECTION 10.0. NEITHER PARTY SHALL BE LIABLE FOR ANY LOST PROFITS OR OTHER CONSEQUENTIAL, DAMAGES UNDER ANY PART OF THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

2.       Entire Agreement:

         This Agreement including Appendix "A" "B" and "C" attached hereto, shall constitute the entire agreement between the parties and supersedes all prior agreements, oral or written, and all other communications relating to the subject matter of this Agreement. Any terms and conditions contained in invoices, acknowledgments, shipping instructions, or other forms that are inconsistent with or different from the terms and conditions of this Agreement shall be void and of no effect.

3.       Governing Law:

         The validity, construction, and performance of this Agreement shall be governed by the substantive law of the State of New York.

4.       Severability:

         If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

5.       Notices:

         Any notice required or permitted to be made or given by either party hereto pursuant to this Agreement such as but not necessarily limited to "termination" or "assignment of this Agreement" shall be sufficiently made or given on the date of issuance if sent by such party to the other party by mail, telecopy, commercial courier, personal delivery, or a similar reliable delivery method, addressed as set forth below or to such other address as a party shall designate by written notice given to the other party:

         a.In the case of IBM's Managing Coordinator:

         IBM Canada Ltd.
         895 Don Mills Road.
         North York, ON
         Canada M3C 1W3


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         With a carbon copy in the case of a. above to:

         International Business Machines Corporation
         Programming Systems Division
         2000 Purchase Street
         Purchase, NY  10577
         Attention:  Mr. S. Mills, Director of Planning and Operations

         b.      In the case of Synon's managing Coordinator

                 Synon, Inc.
                 1100 Larkspur Landing Circle
                 Larkspur, CA  94939

         With a carbon copy in the case of b. above to:

                 Synon, Inc.
                 1100 Larkspur Landing Circle
                 Larkspur, CA  94939
                 Attention:  Mr. C. Herron, President

         c. All deliveries from Synon to IBM shall be addressed as follows:

                 IBM Corporation
                 Bldg 671,
                 11000 Regency Pkwy.
                 Gary, NJ  27511
                 Attention:  Roger Vollrath

         d. All deliveries from IBM to Synon shall be addressed as follows:

                 Synon, Inc.
                 1100 Larkspur Landing Circle
                 Larkspur, CA  94939
                 Attention:  Madeline Selig

         e. Source Code deliveries for escrow by IBM's designated counsel shall be delivered as follows:

                 IBM Canada Ltd.
                 1150 Eglinton Avenue East
                 North York, ON
                 Canada M3C 1V7


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         f.      All invoices from Synon to IBM shall be addressed as follows:

                 International Business Machines Corporation
                 150 Kettle Town Road
                 Southbury, CT
                 06488-4001
                 Attention:  Mr. Nick Milton,
                 Manager Vendor Accounting Cross Support Function

         With a carbon copy in the case of f. above to:

                 IBM Canada Ltd. Laboratory
                 Dept. 81-838
                 895 Don Mills Road,
                 North York, Ontario
                 Canada M3C 1W3
                 Attention:  Application Enabling Products, Financial Analyst.

         g. All repayment checks from Synon to IBM shall be addressed as follows:

                 International Business Machines Corporation
                 2000 Purchase Street
                 Purchase, NY  10577
                 Attention:  Mr. S. Mills, PRGS Director of Planning and
                             Operations

6.       Amendment/Waiver:

         No waiver of any provision of this Agreement shall be effective unless it is set forth in a writing which refers to the provisions so waived and the instrument in which such provision is contained and is executed by an Authorized Signing Officer of the party waiving its rights. No failure or delay by either party in exercising any right, power or remedy shall operate as a waiver of any such right, power or remedy.

7.       Independent Software Vendor:

         a. Synon is and shall remain a software vendor independent of IBM with respect to all performance rendered pursuant to this Agreement. Neither Synon nor any employee of Synon shall be considered an employee or agent of IBM for any purpose. Synon and its employees shall have no authority to bind or make commitments on behalf of IBM for any purpose and shall not hold itself or themselves out as having such authority.


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         b.      As between IBM and Synon, Synon assumes full responsibility for its actions and the actions of its employees in rendering performance pursuant to the Agreement, and Synon shall have sole responsibility for the supervision, daily direction and control, payment of salaries including withholding of income taxes and social security, worker's compensation, disability benefits and the like of its employees. As between IBM and Synon, Synon also assumes full responsibility for the acts of all its subcontractors.

8.       Taxes:

         Each party shall assume its own responsibility for the payment of taxes imposed by all government entities, as they pertain to the duties, obligations and performance undertaken by them under this Agreement. Each party shall pay sales taxes on items purchased by such party under this Agreement.

9.       Force Majeure:

         Neither party shall be held liable for failure to fulfill its obligations under this Agreement, if such failure is caused by flood, extreme weather, fire, or other natural calamity, acts of governmental agency, or similar causes beyond the control of such party.

10.      Advertising:

         Both parties agree not to disclose by way of advertisement, publication, or otherwise to any person other than their respective employees who have a need to know for purposes of performing this Agreement, the financial terms of this Agreement or of the relationship between the parties hereto without the prior written approval of the other party. However, either party may disclose the existence, nature, substance and provisions of this Agreement on a confidential need to know basis to its accountants, attorneys or financial institutions, or (i) to the extent required by generally accepted accounting standards in such party's financial statements,
         (ii) to the extent required by law, or (iii) to investors in connection with a proposed financing transaction.

11.      Assignment:

         Neither party shall sell, transfer, assign or subcontract any right or obligation hereunder without the prior written consent of the other party. Such consent shall not be unreasonably withheld. Consent shall not be required where an entity requires via acquisition, merger or otherwise, all or substantially all of the assets of a party and such entity agrees in writing to be bound by the provisions of this Agreement. Any attempted act in derogation of the foregoing shall be null and void.


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12.      Headings of Sections:

         The headings of sections are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Authorized Signing Officers.

ACCEPTED AND AGREED TO BY:

International Business Machines   Synon, Inc.
Corporation

By /s/ Steven A. Mills                     /s/ Christopher Herron
   ---------------------------             ---------------------------------
   Signature                               Signature

   Steven A. Mills                         Christopher Herron
   ---------------------------             ---------------------------------
   Name                                    Name

PRGS Director of Planning
and Operations                             President
------------------------------             ---------------------------------
Title                                      Title

Oct 17, 1990                               Oct 5, 1990
------------------------------             ---------------------------------
Date                                       Date


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
                 Appendix A - Development Plan for New Product



                                    ATTACHED

                  CROSS SYSTEM PRODUCT/EXTERNAL SOURCE FORMAT

                              SYNON/2E GENERATION

                                DEVELOPMENT PLAN

I.       BUSINESS REQUIREMENTS

The AD/Cycle partnership requires bi-directional support for Cross System Product to support communications between AD/Cycle tools. Import of external source format is handled through Synon's AD/Interface Product. Export of external source format will be a separate generator option for Synon/2E.

This product will allow the developer to use Synon/2E design specifications to generate external source format specifications. This generator will 're-export' imported ESF as functionally equivalent or identical ESF as appropriate. The exported ESF will be transferred to other platforms for use with Cross System Product or PS/2-based analysis and design tools.

II.      FUNCTIONAL REQUIREMENTS

A. The generator must be able to generate ESF for any appropriate target environment. The user must be able to specify the target environment.

B. The generator must map all Synon/2E elements to appropriate ESF elements.

C. The import history stored when importing ESF to Synon/2E through AD/Interface must be used during ESF export.

III.     ANCILLARY REQUIREMENTS

A. Function options and definition of ESF export files and source members must be included by Synon/2E Release 3.0.

B. Documentation of the ESF generator must be included in Synon/2E product documentation.

C. An ESF export manual explaining the target environments and the Synon/2E - ESF mapping must be developed.

D. A facility for transferring the exported ESF to the PS/2 must be included with the ESF generator.

IV.      DEVELOPMENT PHASES

The following outline contains each development phase, its tasks, and the expected deliverables from this stage. Target completion dates will be reviewed at the end of each phase and subsequent dates will be adjusted if necessary. The Synon Development Manager and the IBM liaison will be responsible for reviewing the schedules and determining the completion of deliverables.

A.       PLANNING

         Tasks:
         Define business requirements
         Recruit and train personnel

         Deliverables:
         Business Requirements

         Target Completion:
         November 1, 1990

B.       FUNCTIONAL DESIGN

         Tasks:
         Map Synon/2E to ESF
         Define target environments
         Define impact to existing generator programs
         Define Synon/2E enablement
         Outline documentation requirements

         Deliverables:
         External Design Document
         Documentation Outline

         Completion Criteria:
         External design reviews will be conducted. External design is complete when there are no more than 10 low impact outstanding issues.

         Target Completion:
         February 1, 1990

C.       INTERNAL DESIGN

         Tasks:
         Define program specifications
         Development first draft documentation

         Deliverables:
         Internal Design Document
         Documentation - Draft 1

         Completion Criteria:
         Internal design reviews will be conducted. Internal design is complete when there are no more than 10 low impact outstanding issues.

         Target Completion:
         May 1, 1991

D.       PROGRAM DEVELOPMENT

         Tasks:
         Develop program
         Perform development testing
         Define Q/A test plan
         Define profile of beta sites
         and locate candidates
         Define beta test plan
         Develop second draft documentation

         Deliverables:
         Documentation - Draft 2
         Q/A test plan
         Beta test plan
         Alpha product

         Completion Criteria:
         Development test plan completed with no more than 40 outstanding severity 3 errors. Product and source code are delivered to Quality Assurance.

         Target Completion:
         September 1, 1991

E.       QUALITY ASSURANCE

         Tasks:
         Perform Q/A testing
         Sign up beta sites
         Develop final documentation

         Deliverables:
         Beta product
         Q/A results

         Completion Criteria:
         Product may not be released to beta with more than 40 outstanding severity 3 errors. No severity 1 or 2 errors are permitted.

         Target Completion:
         October 1, 1991

F.       BETA TEST

         Tasks:
         Ship product and final draft manuals to beta sites
         Conduct weekly surveys of beta sites
         Ship program fixes for reported errors to beta sites.
         Make final changes to documentation

         Deliverables:
         Weekly beta reports
         Documentation
         Final product

         Completion Criteria:
         Product may not be released with more than 20 outstanding severity 3 errors. No severity 1 or 2 errors are permitted.

         Target Completion:
         December 1, 1991

G.       PRODUCT RELEASE

         Tasks:
         Complete production procedures
         Ship demonstration copies

         Target Completion:
         December 8, 1991

V.       IBM ASSISTANCE & DEPENDENCIES

A.       EXTERNAL DESIGN PHASE

During this phase, a detailed knowledge of CSP target environments will be required. The assignment of a knowledgeable IBM employee to this phase would ensure the proper mapping of Synon/2E elements of ESF. Estimated project time is four months.

B.       QUALITY ASSURANCE

Generated external source format will need to be tested in a number of environments. Synon does not own or have access to the appropriate hardware facilities. As well, a large number of test cases have already been designed for ESF and CSP. Assistance will be required from IBM to assist Synon in the design of test cases and in the actual testing. This assistance will need to be in the form of both hardware facilities and personnel.

C.       BETA TEST

Synon will need assistance in identifying and contracting with beta test sites.

Appendix B

Checkpoint Payment Criteria

IBM will review each deliverable identified in each of the following phases of the development, verify the satisfactory completion of each development phase, and IBM's Managing Coordinator shall advise Synon's Managing Coordinator of IBM's acceptance decision within five (5) working days from the date the deliverable was actually received by IBM:

1.       Planning phase

                 Completion date:  November 1, 1990

                 Deliverable:

                          Business Requirements Document

                          This document will include the functional requirements for the export of Synon application definitions in external source format, hereafter referred to as "the product". It will specify a level of support that includes, but is not limited to, the SAA Application Generator CPI.

                          This document will include the quality requirements for function, documentation, usability, performance, reliability, and service. The goal will be zero-defects with specification of the expected level of attainment.

2.       Functional Design Phase

                 Completion date:  February 1, 1991

                 Deliverables:

                          External Design Document

                          This document will include the external design for the product. The design will provide for the functional requirements as specified in the Business Requirements document. It will include the user interface, input and output descriptions, error recording, and error recovery designs.

                          Documentation Outline

                          This document will outline the functions and features of the product. It will include the installation, directions for use, and user interface.

3.       Internal Design Phase

                 Completion date:  May 1, 1991

                 Deliverables:

                          Internal Design Document

                          This document will include the detail designs for the implementation of the function of the product. It will include, but not be limited to, the architecture, data areas definitions, and interface definitions for the product.

                          Development Test Plan

                          This document will include the test plans for complete functional verification of the requirements for the product. This will include meeting the product design, verifying the user interface, verifying correct and complete output, verifying the user interface, verifying correct and complete output, verify appropriate error handling, performance, and adequate and usable documentation.

                          This documentation will provide the descriptions of the product function, installation instructions, descriptions of the user interface and its use, error messages and error recovery procedures. The documentation will be written to the appropriate user level, be technically accurate and complete, be consistent with grammatical standards, and have a logical flow of information presentation for the intended user.

4.       Program Development Phase

                 Completion date:  September 1, 1991

                 Deliverables:

                          Documentation Draft 2

                          The documentation will incorporate the corrections and additions that result from the review of draft 1 with the air of completing the requirements as specified for draft 1.

                          Development Test Report

                          The document will record the results of the execution of the Development Test Plan. The results recorded will show attainment of the quality level as specified in the Business Requirements document.

                          Quality/Assurance Test plan

                          This document will provide the test plan to assure the quality requirements for the product are satisfied. The quality areas tested will include, but not be limited to, documentation, usability, reliability, and serviceability.

                          Beta Test plan

5.       Quality Assurance Phase

                 Completion date:  October 1, 1991

                 Deliverable:

                          Quality Assurance Test Report

                          The document will record the results of the execution of the Quality Assurance Test Plan. The results recorded will show attainment of the quality level as specified in the Business Requirements document.

6.       Beta Test Phase

                 Completion date:  December 1, 1991

                 Deliverables:

                          Documentation Final

                          The documentation will incorporate the corrections and additions that result from the review of draft 2, the development test, the Quality/Assurance test, and Beta test.

                          Final Beta Test Report

                          The document will record the results of the execution of the Beta Test Plan. The results recorded will show attainment of the quality level as specified in the Business Requirements document.

Loaned Funds Payment Schedule

                           Loan
    Payment Number        Amount                   Checkpoint Payment Criteria
    --------------        ------                   ---------------------------
         1st              $300,000.00              Execution of this Agreement by both parties.

         2nd              $300,000.00              Completion of the "Functional Design Phase" and
                                                   IBM's acceptance of the "External Design Document".

         3rd              $450,000.00              Completion of the "Internal Design Phase" and
                                                   IBM's acceptance of the "Internal Design Document".

         4th              $450,000.00              Completion of the "Program Development Phase" and the
                                                   commencement of the "Quality/Assurance Phase".

This payment schedule assumes that Synon will make the New Product and Related Documentation generally available for sale to the marketplace no later than December 31, 1991.

Invoicing and Terms of Payment

Upon receipt of IBM's acceptance decision, for which a loan payment is tied to, Synon shall submit an invoice to IBM and IBM shall make payment to Synon on terms net 30 days, from the date of actual receipt of the invoice by IBM. Payment shall be deemed to be in the hands of Synon at time of mailing.

Each invoice shall reference this Agreement's number as well as list Mr. Sean Welch and Mr. Steve Mills as the IBM approvers. A photo copy of each invoice shall also be sent to the IBM Canada Laboratory.

Appendix C

Loaned Funds Repayment Schedule


Synon shall repay the loaned funds to IBM in accordance with the following repayment schedule:

                 Amount                    Due Date                          Amount           Due Date
                                           mm/dd/yy                                           mm/dd/yy
1.               $ 65,000.00               03/31/94                 7.       $130,000.00      09/30/95
2.               $ 75,000.00               06/30/94                 8.       $140,000.00      12/31/95
3.               $ 85,000.00               09/30/94                 9.       $150,000.00      03/31/96
4.               $100,000.00               12/31/94                 10.      $165,000.00      06/30/96
5.               $110,000.00               03/31/95                 11.      $175,000.00      09/30/96
6.               $120,000.00               06/30/95                 12.      $185,000.00      12/31/96

Accrued interest, in accordance with Section 4.0 of this Agreement, must be added to each of the above amounts at the time payment is made. Payment shall be deemed to be received by IBM at the time of mailing.

Payment shall be deemed to be in the hands of IBM at time of mailing.

                                                        CDA Number CA-B01-90-RJL
--------------------------------------------------------------------------------
                                                     CDA Date: February 26, 1990




                  BILATERAL CONFIDENTIAL DISCLOSURE AGREEMENT

                                    BETWEEN

                  INTERNATIONAL BUSINESS MACHINES CORPORATION

                                      AND

                                  SYNON, LTD.

























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                                      -i-

                                                        CDA Number CA-B01-90-RJL
--------------------------------------------------------------------------------
                                                     CDA Date: February 26, 1990

Contents



1.0      Recitals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.0      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

3.0      Handling of Disclosures  . . . . . . . . . . . . . . . . . . . . . . .  2

4.0      Term and Termination . . . . . . . . . . . . . . . . . . . . . . . . .  5

5.0      Coordinators . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

6.0      General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . .  5

7.0      Acceptance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

ATTACHMENT A. ANNEX I . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
























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

                                                        CDA Number CA-B01-90-RJL
--------------------------------------------------------------------------------
                                                     CDA Date: February 26, 1990



1.0      RECITALS

1.1 International Business Machines Corporation (hereinafter called IBM) with an address for the purpose of this Agreement at 11000 Regency Park, P.O. Box 60000, Cary, NC 27512, USA, and Synon, Ltd. (hereinafter called Synon) with an address for the purpose of this Agreement at 91 St. Pauls Road, London N1 2YU, England, UK, enter into this Agreement to permit Synon and IBM each to disclose to the other, for a limited period of time, information, some of which may be considered confidential, in order to develop enhancements to IBM's application development products and Synon's application generator products for the IBM AS/400 and IBM's workstation products for the mutual benefit of both companies.

1.2 This Agreement sets forth the terms and conditions under which such information, including that information considered to be confidential, will be disclosed. This Agreement does not obligate either party to make any disclosures.

1.3 Synon/IBM Confidential Disclosure Agreement CA-056-89-HPF dated April 10, 1989 shall continue to govern disclosures expressly made under that Agreement.

1.4 IBM and Synon may enter into discussions regarding possible technology licenses, development efforts, or other business relationships. Entering these discussions does not obligate either party to sign additional Agreements. Neither party will disclose the fact that these discussions are/will be taking place unless approved in writing by the other party.

1.5 This Agreement shall limit the use of IBM Information to Synon's application generator products that operate with the IBM AS/400 and to Synon's products that operate with IBM's workstation products for the purpose of supporting Synon's application generator products for the IBM AS/400. The use of IBM Information regarding other platforms and/or related subjects shall not occur without the written consent of IBM.

2.0      DEFINITIONS

    1.   "IBM Information" shall mean information related to Cross
System Product, AD Cycle Interfaces, OS/2, SAA Languages such as C and RPG, and related materials.

    2. "Synon Information" shall mean that information related to Synon's Application Generator Products and relevant tools, interfaces, environments and other related materials.

    3.   "Information" shall mean Synon or IBM Information, as the case may be.




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                                      -1-

                                                        CDA Number CA-B01-90-RJL
--------------------------------------------------------------------------------
                                                     CDA Date: February 26, 1990


    4. "Confidential Information" shall mean Information designated as Confidential according to the terms of this Agreement, and which is owned by either IBM or Synon as the case may be.

    5. "Residuals" shall mean that Confidential Information retained in non-tangible form in the minds of those employees of the receiving party who have had access to the Confidential Information of the disclosing party during the term of this Agreement.

    6. For purposes of this Agreement the terms "receiving party" and "disclosing party" shall be construed to mean not only IBM and Synon but also their respective Subsidiaries, as that term is defined in this Agreement.

    7.    "Subsidiary" shall mean a corporation, company, or other entity:

          a. more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company, or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

          b. which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or entity is;

          now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company, or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

3.0  HANDLING OF DISCLOSURES

3.1 All disclosures of information by one party to the other party pursuant to this Agreement shall be made by or under the supervision of a Technical Coordinator of the disclosing party to a Technical Coordinator of the receiving party or his designee. Such Technical Coordinators are designated in Section 5. All disclosures of Information will be deemed to be nonconfidential unless specifically designated at the time of disclosure (as provided in Section 3.2 below) as including the Confidential Information of Synon or IBM, as the case may be. With respect to all such Information disclosed by one party to the other party, except such Information as is so designated as the Confidential Information of the disclosing party, and subject to any patents or statutory copyrights existing in published materials at the time of the disclosure, the disclosing party grants to the receiving party, to the extent, if any, of its interest therein, a nonexclusive, royalty free, irrevocable, unrestricted, and worldwide license to use, have used, disclose to others, make copies in the case of documents, and dispose of, all without limitation, such nonconfidential Information in any manner it





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

                                                        CDA Number CA-B01-90-RJL
--------------------------------------------------------------------------------
                                                     CDA Date: February 26, 1990


determines, including the use of such nonconfidential Information in the development, manufacture, marketing, and maintenance of products and services incorporating such nonconfidential Information.

3.2 Prior to disclosing any Confidential Information, the disclosing party shall provide the receiving party's Technical Coordinator with a nonconfidential general description of the Confidential Information. The receiving party's Technical Coordinator shall give his written agreement that the receiving party understands the nature of the Confidential Information and will accept it or not accept it. With respect to all Confidential Information, when such is disclosed in writing and accepted, such writing will state the date of disclosure, that the information contained therein is Confidential and that it is being disclosed pursuant to this Agreement, and will contain the legend "IBM Confidential" or "Synon Confidential" Information as the case may be. If such disclosure is orally and/or visually made, the disclosure shall be clearly identified at the time of disclosure as being Confidential and confirmed in a written resume within twenty days following such disclosure. The resume will specifically recite that information which is Confidential.

3.3 Subject to the provisions of Sections 3.4 and 3.5, for a period of five (5) years from the date of disclosure, the receiving party agrees to use the same care and discretion to avoid disclosure, publication, or dissemination outside of the receiving party of received "Synon Confidential" Information or "IBM Confidential" Information as the case may be, as the receiving party employs with similar information of its own which it does not desire to publish, disclose, or disseminate. Annex I attached hereto shall define minimum standards of care.

3.3.1 During such period, the receiving party agrees to limit the dissemination of the Confidential Information of the other party to those of its employees having a need to know such Confidential Information. It is understood that receipt of Confidential Information under this Agreement shall not create any obligation in any way limiting or restricting the assignment and/or reassignment of IBM employees within IBM and Synon employees within Synon.

3.3.2 The receiving party may not copy the other party's Confidential Information. If additional copies are required by the receiving party, they will be provided or authorized in writing by the disclosing party upon receipt of a written request from the receiving party.

3.3.3 Within two months following the expiration or termination of this Agreement as provided in Section 5, the receiving party will return to the disclosing party, or destroy at the disclosing party's option, all writings and resumes received from the disclosing party and copies thereof, containing such Confidential Information (except for one copy thereof which shall be retained by the receiving party for archival pur-





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                                      -3-

                                                        CDA Number CA-B01-90-RJL
--------------------------------------------------------------------------------
                                                     CDA Date: February 26, 1990


poses). The receiving party will not be obligated to transfer to the disclosing party any reports and/or other written documentation prepared by the receiving party.

3.3.4 The receiving party shall be free to use the Residuals from any such Confidential Information, the reports and written documentation referred to in the preceding paragraph, and any ideas, concepts and/or techniques contained therein for any purpose including the use of such Confidential Information in the development, manufacture, marketing and maintenance of its products and services, subject only to the obligation not to disclose, publish or disseminate such Confidential Information during such foregoing specified period of confidentiality and subject to statutory copyrights, if any.

3.3.5 Following the period of confidentiality, no obligation of any kind is assumed by, or is to be implied against the receiving party, with respect to any Confidential Information, and the receiving party shall be free, subject to any statutory copyright, to disclose, publish and disseminate such Confidential Information to others without limitation and shall have all the rights relative to such Information as are set forth in Section 3.1 as if it had been transferred as nonconfidential Information under such Section.

3.4 Disclosure of Confidential Information shall not be precluded if such disclosure is:

     1. in response to a valid order of a court or other governmental body of the United States or any State or any political subdivision thereof; provided, however, that the party responding to the order shall first have given notice to the other party and made a reasonable effort to obtain a protective order requiring that the Confidential Information and/or documents so disclosed be used only for the purposes for which the order was issued; or

     2.   otherwise required by law, or

     3.   necessary to establish rights under this Agreement.

3.5 Notwithstanding any other provisions of this Agreement, the obligations specified in Section 3.3 above will not apply to any information that:

     1. is already in the possession of the receiving party without obligation of confidence;

     2. is independently developed by the receiving party or any of its Subsidiaries;

     3.   is or becomes publicly available without breach of this Agreement;

     4.   is rightfully received by the receiving party from a third party;

     5. is released for disclosure by the disclosing party with its written consent;





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                                      -4-

                                                        CDA Number CA-B01-90-RJL
--------------------------------------------------------------------------------
                                                     CDA Date: February 26, 1990

     6. is inherently disclosed in product(s) or normal supporting or user documentation for product(s) of either party, or in the use, lease, sale or other distribution of such product(s).

4.0 TERM AND TERMINATION

4.1 The term of this Agreement shall be from the date of this Agreement through March 30, 1992. Either party may terminate this Agreement prior to that time with or without cause upon ten days' written notice.

5.0 COORDINATORS

5.1 The Technical Coordinators for the parties are:

                           For IBM:       Roger Vollrath
                                          IBM Corporation
                                          11000 Regency Park, P.O. Box 60000
                                          Cary, NC 27512, USA

                           For Synon:     To be designated by Synon

5.2 Each party may change its Technical Coordinator at any time and from time to time during the term of this Agreement by notifying the Technical Coordinator for the other party in writing at the designated address.

6.0 GENERAL PROVISIONS

6.1 IBM and Synon agree that they will not disclose the terms and conditions, and subject matter of this Agreement without the written consent of the other, or except as provided in Section 3.4.

6.2 No license or immunity is granted by this Agreement by either party to the other, either directly or by implication, estoppel, or otherwise, under any patents. None of the information which may be disclosed shall constitute any representation, warranty, assurance or guarantee by either party to the other with respect to the infringement of patents or other rights of others.

6.3 The rights and obligations of Sections 3.1, 3.3, 3.4, 3.5, 6.1, 6.3, 6.4, and 6.5 of this Agreement shall survive and continue after any expiration or termination of this Agreement and shall bind the parties and their legal representatives, successors and assigns.




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                                      -5-

                                                        CDA Number CA-B01-90-RJL
--------------------------------------------------------------------------------
                                                     CDA Date: February 26, 1990


6.4 Each party agrees to comply, and do all things necessary for the other party to comply, with all applicable Federal, State and local laws, regulations and ordinances, including but not limited to the Regulations of the United States Department of Commerce relating to the Export of Technical Data, insofar as they relate to the activities to be performed under this Agreement. Each party agrees to obtain the required government documents and approvals prior to export of any technical data disclosed to it or the direct product related thereto. Furthermore, each party agrees not to ship, directly or indirectly, any technical data provided by IBM nor the direct product of such data to any of the following countries: Afghanistan, Albania, Bulgaria, Cambodia, Cuba, Czechoslovakia, Estonia, German Democratic Republic (including East Berlin), Hungary, Laos, Latvia, Libya, Lithuania, Mongolian People's Republic, North Korea, People's Republic of China, Poland, Romania, Union of Soviet Socialist Republics, and Vietnam. This list of countries is subject to change in accordance with U. S. export control laws (15 United States Code of Federal Regulations 379.4(f)(1)).

6.5 Nothing contained in this Agreement shall be construed as conferring any rights to use in advertising, publicity or other marketing activities any name, trade name, trademark, or other designation of either party hereto, including any contraction, abbreviation, or simulation of any of the foregoing.

6.6 This Agreement shall be construed in accordance with the law of the State of New York and of the United States of America. The courts of the United States of America shall have exclusive jurisdiction over any dispute arising out of this Agreement.

6.7 Any amendment or modification of this Agreement shall be in writing and shall be signed by an authorized representative of each party.

7.0 ACCEPTANCE

If the above terms and conditions are acceptable to Synon, kindly have the enclosed three copies of this Agreement signed on behalf of Synon by an authorized person and return two copies to Software Acquisition, Department T49/B671, IBM Corporation, P.O. Box 60000, Cary, North Carolina 27512, USA. Please retain one copy for your records.





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                                      -6-

                                                        CDA Number CA-B01-90-RJL
--------------------------------------------------------------------------------
                                                     CDA Date: February 26, 1990


ACCEPTED AND AGREED TO:

INTERNATIONAL BUSINESS                     SYNON, LTD.
MACHINES CORPORATION


BY:  /S/ ALEX VASILOS                      BY:    /S/ CHRIS HERRON
---------------------------------             ---------------------------------


         ALEX VASILOS                                 CHRIS HERRON
---------------------------------             ---------------------------------
PRINT NAME                                    PRINT NAME

SOFTWARE ACQ. MGR.                                       DIRECTOR
---------------------------------             ---------------------------------
TITLE                                                       TITLE

3/16/90                                                    3/20/90
---------------------------------             ---------------------------------
DATE                                          DATE



























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

                                                        CDA Number CA-B01-90-RJL
--------------------------------------------------------------------------------
                                                     CDA Date: February 26, 1990



ATTACHMENT A. ANNEX I


     1. Maintain listings of the writings, resumes or other items that contain IBM/Synon Confidential Information.

     2. Secure all writings, resumes or other items, including work in progress, which contain IBM/Synon Confidential Information, in a safe, file, desk, cabinet or other suitable container with locking device, or in a locked room with restricted access, when such writings, resumes or other items are not in use.

     3. Provide limited access to those areas of its facilities where work is being performed under the Agreement only to those employees with the need to know.

     4. Establish a plan for the recovery and/or reconstruction of lost or missing writings, resumes or other items which contain IBM/ Synon Confidential Information and promptly report the loss of the same to the other party within 24 hours.

















--------------------------------------------------------------------------------

                                [IBM LETTERHEAD]


                                                  April 4, 1989



Christopher Herron
Synon Inc.
1110 Larkspur Landing Circle, Suite 340
Larkspur CA 94939

Dear Mr. Herron:

         IBM is planning to release to you IBM Confidential information for several enabling activities relating to OS/2, CSP ESF Interface, etc. Prior to releasing this information, we must have a Confidential Disclosure Agreement
(CDA) signed. Attached for signature are three (3) copies of CDA Number CA-056-89-HFP. Please have all three copies signed, return two (2) signed copies to J. W. Krier at the address shown on page 8 of the Agreement, and retain the third copy for your files.

         A security audit must also be done at your location. Someone from IBM will be calling you to schedule this audit in the very near future.



                                        Sincerely,

                                        /s/ HENRY P. FUHRMANN

                                        Henry P. Fuhrmann
                                        Contracts Administrator
                                        Dept. T49-4AA
                                        (919) 469-6658

--------------------------------------------------------------------------------

                                IBM CORPORATION
                             11000 REGENCY PARKWAY
                             POST OFFICE BOX 60000
                           CARY, NORTH CAROLINA 27511


                                                                  April 4, 1989


Christopher Herron
Synon Inc.
1110 Larkspur Landing Circle, Suite 340
Larkspur, CA 94939

Subject:          IBM/Synon Inc. Confidential Disclosure Agreement
                  CA-056-89-HFP

International Business Machines Corporation (IBM), Cary, NC and Synon Inc. (Vendor) wish to enter into an Agreement which will permit IBM to disclose to Vendor, for a limited period of time, information, some of which may be considered IBM Confidential, in order to allow Vendor to respond to IBM's request for information relating to IBM's software activities.

This Agreement sets forth the terms and conditions under which such information, including that information considered to be IBM Confidential, will be disclosed.

     1. "IBM Confidential" Information shall mean any information or materials:

          a. developed by or collected by or utilized in the operations of IBM or its subsidiaries that relates to past, present or future business plans or research and development of IBM or its subsidiaries;

          b. designated IBM Internal Use Only, IBM Confidential, or IBM Confidential Restricted;

          c. inadvertent disclosures to the Vendor unrelated to the subject matter of this disclosure; or

          d. all interim information and reports generated by Vendor pursuant to this Agreement and all collateral agreements incorporating this Agreement by reference.

     2. For the purposes of this Confidential Disclosure Agreement, IBM may provide IBM Proprietary Programs and/or substitute proprietary programs and all related Program Documentation (hereinafter collectively referred to as "Proprietary Pro-




--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

grams") which shall be deemed to be IBM Confidential as defined in this Confidential Disclosure Agreement. Such Proprietary Programs will be provided without charge for the period deemed necessary by IBM to accomplish the objectives of, but not to exceed expiration or termination whichever first occurs of, this Agreement. Such Proprietary Programs shall be made available to Vendor subject to the following additional conditions:

     a. Proprietary Programs are not to be copied by Vendor without receiving IBM's prior written approval.

     b. Vendor shall take the necessary steps to ensure that the Proprietary Programs shall be used solely for the purposes of this Agreement and for the benefit of IBM.

     c. IBM may correct errors in the Proprietary Programs and issue corrected copies. IBM does not represent or warrant that any or all errors will be corrected.

     d. IBM personnel shall have access to the Proprietary Programs during Vendor's normal business hours for programming maintenance services and observation during the period of their utilization.

     e. IBM may, at its option, at any time during the term of this Agreement, substitute IBM Proprietary Programs needed to carry out any activity under this Agreement.

     f. Vendor agrees not to provide or make available any Proprietary Program or portions thereof without written consent of IBM, to any person other than Vendor employees who have a need to know.

     g. Within one week after expiration or termination of this Agreement, Vendor will, at IBM's sole option, either certify to IBM in writing that all Proprietary Programs and authorized copies have been destroyed or have become licensed for use under the terms and conditions of IBM's then applicable Program License Agreement at IBM's then applicable charges.

3. Vendor understands that IBM does not wish to receive from Vendor any information which may be considered confidential and/or proprietary to Vendor and/or to any third party. Vendor represents and warrants that any information disclosed by Vendor to IBM is not confidential and/or proprietary to Vendor and/or to any third party. Accordingly, except with respect to Vendor's rights under valid patents and statutory copyrights, no obligation of any kind is assumed by or to be implied against IBM by virtue of IBM's discussions and/or correspondence with Vendor or with respect to any information received (in whatever form or whenever received) from Vendor relating to the subject matter hereof, and IBM will be free to reproduce and to use and disclose to others such information without limita-



-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


     tion. Vendor understands that IBM may now market or have under development products which are competitive with products or services now offered or which may be offered by Vendor. Moreover, discussions and/or communications between the parties will not serve to impair the right of either party to develop, make, use, procure, and/or market products or services now or in the future which may be competitive with those offered by the other, nor require either party to disclose any planning or other information to the other.

4. All disclosures of information by IBM to Vendor pursuant to this Agreement shall be made by or under the supervision of a Technical Coordinator of IBM to a Technical Coordinator of Vendor or its designee. All disclosures of information will be deemed to be non- confidential unless specifically designated at the time of disclosure (as provided in Section 5 below) as including the Confidential Information of IBM. With respect to all such information disclosed by IBM to Vendor, except such Information as is so designated as the Confidential Information of IBM or is protected by statutory copyright, IBM grants to Vendor, to the extent, if any, of its interest therein, a nonexclusive, royalty free, irrevocable, unrestricted, and worldwide license to use, have used, disclose to others, make copies in the case of documents, and dispose of, all without limitation, such non-confidential information in any manner it determines, including the use of such non-confidential information in the development, manufacture, marketing, and maintenance of products and services incorporating such non-confidential information.

5. With respect to the Confidential Information of IBM, when such is disclosed in writing, such writing will state the date of disclosure, that the information contained therein is confidential and that it is being disclosed pursuant to this Agreement, and will contain an appropriate legend, such as "IBM Confidential." If such disclosure is orally and/or visually made then it shall be confirmed in a written resume within twenty
     (20) days following such disclosure. The resume will specifically recite that information which is confidential. Such resume will have such information which is confidential identified as "IBM Confidential." IBM Confidential Information is not to be copied by Vendor without receiving prior written approval from IBM to copy a specific document.

     IBM Confidential Information is to be used by Vendor solely for the benefit of IBM.

     When Vendor generates a work product using IBM Confidential Information, all tangible forms of that work product, including but not limited to, texts, drawings, computer print-outs, etc., will have each page labeled "IBM Confidential/Prepared by Vendor." This work product will be handled in the same manner as the original IBM Confidential Information transmitted to Vendor.

6. Subject to the provisions of Sections 7 and 8, for a period of five (5) years from the date of receipt of IBM Confidential Information, as measured from the date of first receipt under this Agreement, Vendor agrees not to disclose received IBM








--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Confidential Information outside of Vendor's designated location and/or to any person other than those persons within Vendor's organization who have a need to know such IBM Confidential Information. Vendor also agrees not to disclose received IBM Confidential Information to IBM employees not directly having a need to know such IBM Confidential Information without prior written approval of the IBM Contracts Administrator identified in this Agreement. IBM and Vendor agree that the items set forth in Annex I are illustrative, but not all inclusive, of steps that should be taken by Vendor with respect to the Confidential Information of IBM to meet the standard of care recited in the foregoing sentence.

     During such period, Vendor agrees to limit the dissemination of IBM Confidential Information to those of its employees having a need to receive such information. It is understood that receipt of IBM Confidential Information under this Agreement shall not create any obligation in any way limiting or restricting the assignment and/or reassignment of Vendor's employees.

     Vendor shall have written agreements with its employees and subcontractors, sufficient to enable Vendor to comply with all the terms of this Agreement. Vendor's written agreement with its employees and subcontractors should provide for coverage of the following items:

     a. IBM Confidential Information is to be defined based on the definition set forth in Section 1 of this Agreement,

     b. IBM Confidential Information unrelated to the subject of this Agreement which is inadvertently disclosed to Vendor employees is not to be disclosed to any third party or other Vendor or subcontractor employees,

     c. Information which is confidential to others and known to Vendor employees will not be disclosed to IBM, and

     d. Any IBM Confidential Information or materials to which Vendor employees have access to or have been entrusted with will not be removed from IBM premises without prior written approval from IBM and shall return all IBM Confidential Information and materials to the responsible IBM Manager before leaving IBM premises.

     e. Vendor employees will comply and do all things necessary for IBM and its subsidiaries to comply with the laws and regulations of all governments under which IBM and its subsidiaries do business, and with provisions of contracts between any such government and its contractors and IBM and its subsidiaries that relate to intellectual property or to the safeguarding of information.

     IBM's written approval is required prior to the disclosure of Confidential Information to a subcontractor.




-------------------------------------------------------------------------------

     Upon written request from IBM or within fifteen days following the expiration of this Agreement as provided in Section 10, Vendor will return to IBM all writings and resumes received from IBM and copies thereof containing such IBM Confidential Information. IBM will not be obligated to transfer to Vendor any reports and/or other written documentation prepared by Vendor for IBM as a part of, or in conjunction with, this subject matter.

     Following the specified period of Confidentiality no obligation of any kind, subject to the statutory copyrights and patent rights of IBM, is assumed by, or is to be implied against, Vendor, with respect to any Confidential Information, and Vendor shall be free to disclose, publish and disseminate such Confidential Information to others without limitation and shall have all the rights relative to such Information as are set forth in
     Section 4 as if it had been transferred as non-confidential information under such section subject to any related Agreements that are executed between the parties.

7. Disclosure of IBM Confidential Information shall not be precluded if such disclosure is:

     a. in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that Vendor shall first have given notice to IBM and made a reasonable effort to obtain a protective order requiring that the IBM Confidential Information and/or documents so disclosed be used only for the purposes for which the order was issued; or

     b.   otherwise required by law; or

     c.   necessary to establish rights under this Agreement.

8. Notwithstanding any other provisions of this Agreement, the obligations specified in Section 6 above will not apply to any information that:

     a. is already in the possession of Vendor or any of its Subsidiaries without obligation of confidence;

     b.   is independently developed by Vendor or any of its Subsidiaries;

     c.   is or becomes publicly available without breach of this Agreement;

     d. is rightfully received by Vendor from a third party, without obligation of Confidentiality;

     e.   is released for disclosure by IBM with its written consent; or

     f. is inherently disclosed in the use, lease, sale or other distribution of, or publicly available supporting documentation for, any present or future product or service by or for IBM or any of its Subsidiaries.





-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

9. "Subsidiary" shall mean a corporation, company, or other entity:

     a. more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are; or

     b. which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of the ownership interest representing the right to make the decisions for such corporation, company or other entity is:

     now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

10. The term of this Agreement shall be effective from the date of execution of all parties and shall extend through April 1, 1991, with the option of further extension at the sole discretion of IBM.

11. IBM and Vendor also agree that each will not disclose the terms, conditions, or subject matter of this Agreement without the written consent of the other, or, except as provided in Section 8.

12. No license or immunity is granted by this Agreement by either party to the other, either directly or by implication, estoppel, or otherwise, under any patents. None of the information which may be disclosed shall constitute any representation, warranty, assurance or guarantee by either party to the other with respect to the infringement of patents or other rights of others.

13. The rights and obligations of Sections 6 and 11 of this Agreement shall survive and continue after any expiration or termination of this Agreement and shall bind the parties and their legal representatives, successors and assigns.

14. Each party agrees to comply with, and do all things necessary for the other party to comply with, all applicable Federal, State and local laws, regulations and ordinances, including but not limited to the Regulations of the United States Department of Commerce relating to the Export of Technical Data, insofar as they relate to the activities to be performed under this Agreement. Vendor agrees to obtain the required government documents and approvals prior to export of any technical data disclosed to it or the direct product related thereto.

15. This Agreement shall be construed in accordance with the law of the State of New York.

16. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same Agreement. Any amendment or modification of this Agreement shall be in writing and shall be signed by the parties.





-------------------------------------------------------------------------------

17. IBM shall have the right to visit periodically, during normal business hours with prior scheduling, Vendor's premises and conduct a review of the compliance with the above Agreement terms.

If the above terms and conditions are acceptable to Vendor, please have the enclosed three (3) copies of this Agreement signed on behalf of Vendor by an authorized person and return within ten (10) days, two (2) copies to:

                                   J. W. Krier
                                   IBM Corporation
                                   Department T49-4AA
                                   Post Office Box 60000
                                   11000 Regency Parkway
                                   Cary, NC 27511


Please retain one copy for your records.

ACCEPTED AND AGREED TO:

INTERNATIONAL BUSINESS                           SYNON INC.
MACHINES CORPORATION


BY: /S/ J.W. KRIER                               BY:   /S/ CHRIS HERRON
   ----------------------------                     ----------------------------

NAME: J. W. KRIER                                NAME:   CHRIS HERRON
                                                      --------------------------
                                                      PRINT NAME

TITLE: CONTRACTS ADMINISTRATION                  TITLE:   PRESIDENT
                                                       -------------------------

DATE:                                            DATE:    4/10/89
   ----------------------------                     ----------------------------














--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    ANNEX I


1. Maintain listings of the writings, resumes or other items that contain IBM Confidential Information.

2. Secure all writings, resumes or other items, including work in progress which contain IBM Confidential Information, in a safe, file, desk, cabinet or other suitable container with locking device, or in a locked room with restricted access, when such writings, resumes or other items are not in use.

3. Provide limited access to those areas of its facilities where work is being performed under the Agreement only to those employees with the need to know.

4. Establish a plan for the recovery and/or reconstruction of lost or missing writings, resumes or other items containing IBM Confidential Information and promptly report the loss of the same to IBM within twenty-four (24) hours.












--------------------------------------------------------------------------------

                                [IBM LETTERHEAD]

                                                     June 4, 1990


Christopher Herron                             AMENDMENT NUMBER  One
Synon, Inc.                                       TO CDA NUMBER  CA-056-89-HPF
1110 Larkspur Landing Circle, Suite 340
Larkspur, CA 94939

SUBJECT:     Amendment One

REFERENCE:   IBM/Synon Confidential Disclosure Agreement
             CA-056-89-HPF dated April 4, 1989

Dear Mr. Herron,

The purpose of this letter is to amend the referenced Agreement as follows:

1. Add the following to the end of the first paragraph: "...including, but not limited to, development feedback on IBM's AD/Cycle software strategy, and to allow VENDOR to enable its CASE products to operate with the planned IBM AD Platform."

2. In Section 1, subsection b, please add the following to the end of this subsection: "...whether prepared by IBM or a vendor to IBM,"

3.   In Section 6, first paragraph, delete the words "...for a period of five
     (5) years..." and substitute "...for a period of seven (7) years...".

4. All other terms and conditions of the Agreement remain in full force and effect.

    If you are in agreement with this Amendment, please sign and return two (2) copies of this letter to:

                                            Henry P. Fuhrmann
                                            IBM Corporation
                                            Dept T49-4AA
                                            P. 0. Box 60000
                                            Cary, NC 27512-9968

                                                        CDA Number CA-056-89-HPF
--------------------------------------------------------------------------------
                                                     CDA Date: April 4, 1989



Please retain one (1) copy for your records.

VERY TRULY YOURS,                                ACCEPTED AND AGREED TO:

INTERNATIONAL BUSINESS                           SYNON, INC.
MACHINES CORPORATION


BY:  /S/ K.A. COOK                               BY:  /S/  CHRIS HERRON
   ----------------------------                     ----------------------------

         K.A. COOK                                         K.A. COOK
-------------------------------                     ----------------------------
PRINT NAME                                          PRINT NAME

            BUYER                                            PRESIDENT
-------------------------------                     ----------------------------
TITLE                                               TITLE

           6/4/90                                             6/5/90
-------------------------------                     ----------------------------
DATE                                                DATE

















--------------------------------------------------------------------------------

INTERNATIONAL BUSINESS MACHINES CANADA LIMITED                  MARKHAM, ONTARIO

             AGREEMENT FOR RECEIPT OF IBM CONFIDENTIAL INFORMATION


Name and Address of Customer:         Reference Agreement No.: 615-001

Ms. M. Selig
Synon, Inc.
1100 Larkspur Landing Circle
Larkspur, California
USA 94939

The Customer (you) and International Business Machines Canada (IBM) agree that these terms and conditions apply when IBM discloses its confidential information (IBM Confidential Information) to you. Specific IBM Confidential Information is described in a Supplement to Agreement for Receipt of IBM Confidential Information (Supplement). Such information becomes subject to this Agreement on the Effective Date listed in a Supplement which the parties sign before or promptly after such disclosure. The Supplement may also contain additional terms and conditions.

     1.   DISCLOSURE

          IBM will identify IBM Confidential Information at the time of disclosure and promptly send you a written confirmation.

     2.   DELIVERY AND USE

          You will identify in the Supplement your Point of Contact for receipt of IBM Confidential Information. IBM and your Point of Contact will coordinate and control the delivery of IBM Confidential Information. You will use the same care and discretion to avoid disclosure, publication or dissemination of IBM Confidential Information as you employ with similar information of your own which you do not desire to disclose, publish or disseminate. You may disclose IBM Confidential Information to your employees or to employees of any of your Subsidiaries who have a need to know such information. Prior to disclosure, you will have an appropriate written agreement with any such employee or Subsidiary. You may disclose IBM Confidential Information to others provided, prior to disclosure, you have an appropriate written agreement with the other party and IBM approves such disclosure in writing.

          Except for your obligation to avoid disclosure, publication or dissemination, you shall be free to use IBM Confidential Information for any purpose.

          You may market products or services, including any supporting documentation, which inherently disclose IBM Confidential Information. You may disclose IBM Confidential Information in response to a valid order of a court or other governmental body. However, you must give IBM notice of the order. In addition, you will make a reasonable effort to obtain a protective order. The order will require that the information be used only for the purposes for which the order was issued.

     3.   CONFIDENTIALITY PERIOD

          This Agreement applies to IBM Confidential Information on the Effective Date listed in the Supplement which is the earlier of the date of the initial disclosure of IBM Confidential Information or the date of the parties sign a Supplement. Unless IBM specifies otherwise in the Supplement, this Agreement will apply to applicable IBM Confidential Information for a period of two years following its Effective Date.

     4.   EXCEPTIONS

          This Agreement will not apply to any IBM Confidential Information that:

          a. you or any of your Subsidiaries already possess without obligation of confidence;

          b.   you or any of your Subsidiaries develop independently;

          c. is or becomes publicly available without breach of this Agreement;

          d. you rightfully receive without obligation of confidence from a third party; or

          e.   is released for disclosure with IBM's written consent.

     5.   DISCLAIMERS

          Neither this Agreement nor any disclosure of IBM Confidential Information grants you any license under any patents or copyrights.

          IBM PROVIDES IBM CONFIDENTIAL INFORMATION TO YOU ON AN "AS IS" BASIS WITHOUT WARRANTY OF ANY KIND, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          Further, IBM does not represent or warrant that the rights of others will not be infringed by your use of such IBM Confidential Information.

          In addition, IBM will not be liable to you for lost profits, lost savings, incidental damages, or other consequential damages arising out of your use of IBM Confidential Information, even if IBM has been advised of the possibility of such damages.

          IBM may choose not to use or announce any products using the data disclosed under this agreement.

     6.   GENERAL

          The term "Subsidiary" means a corporation, company or other entity:

          a. more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are; or

          b. which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest representing the right to make the decisions for such corporation, company or entity is, now or hereafter, owned or controlled, directly or indirectly, by you, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

          This Agreement does not require IBM to disclose or you to receive IBM Confidential Information.

          IBM may, upon written notice to you, modify the terms and conditions of this Agreement. Any such modification will apply to IBM Confidential Information disclosed on or after the date of notification of the modification.

          If there is a conflict between this Agreement and a Supplement, the terms and conditions of the Supplement shall prevail. The laws of the State of New York govern this Agreement.

The parties acknowledge that they have read this Agreement, understand it, and agree to be bound by its terms and conditions. Further, they agree that the complete and exclusive statement of the Agreement between the parties relating to this subject shall consist of this Agreement and any Supplements. This statement of the Agreement supersedes all proposals or other prior agreements, oral or written, and all other communications between the parties relating to this subject.


Accepted By:
International Business Machines Canada Ltd.                 Synon, Inc.
                                                    ----------------------------
                                                    Customer


By:  /s/ R. L. Bradley                           By:  /s/ M. C. Selig
   ----------------------------                     ----------------------------
   Authorized Signature                             Authorized Signature

        R. L. Bradley                                   M. C. Selig   9/7/89
   ----------------------------                     ----------------------------
   Name (Type or Print)   Date                      Name (Type or Print)   Date

INTERNATIONAL BUSINESS MACHINES CANADA LIMITED                 MARKHAM, ONTARIO

                          SUPPLEMENT TO AGREEMENT FOR
                    RECEIPT OF IBM CONFIDENTIAL INFORMATION

Name and Address of Customer:                 Reference Agreement No.:  715-001

Ms. M. Selig                                             Customer No.:
Synon, Inc.
1100 Larkspur Landing Circle                     IBM Branch Office No:
Larkspur California
USA 94939                                              Effective Date: 09/07/89

Name and Address of Point of Contact:

J. H. Vanos
IBM Canada Limited
1150 Eglinton Avenue East
North York, Ontario
M3C lH7

Customer Confidential Information
(Nonconfidential Description)

Information pertaining to Workstation Platform, Edit/Compile/Debug tool (ECD) and DDS Definition Utility (DDU) for the AS/400.


THE CUSTOMER AGREES THAT THE REFERENCED AGREEMENT, AND THIS SUPPLEMENT ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, SUPERSEDING ALL PROPOSALS OR PRIOR AGREEMENT, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF.

Accepted By:
International Business Machines Canada Ltd.             Synon, Inc.
                                                    ----------------------------
                                                    Customer

By: /s/ R. L. Bradley                            By:  /s/ M. C. Selig
   ----------------------------                     ----------------------------
   Authorized Signature                             Authorized Signature

        R. L. Bradley                                     M. C. Selig  9/7/89
   ----------------------------                     ----------------------------
   Name (Type or Print)    Date                     Name (Type or Print)    Date

                                [IBM LETTERHEAD]


September 21, 1990


Keith Jaeger
Synon, Incorporated
1100 Larkspur Landing Circle
Larkspur, CA 94939

Dear Mr. Jaeger,

CONFIDENTIAL DISCLOSURE AGREEMENT


International Business Machines Corporation (IBM) proposes to give Synon, Incorporated (Synon) access to information which is confidential to IBM (IBM Confidential Information). The IBM Confidential Information pertains to AS/400* development activities conducted at IBM's facility in Rochester, MN. Synon and IBM agree the terms and conditions of this Confidential Disclosure Agreement (Agreement) apply as follows:

* 400 is a registered trademark of the IBM Corporation.


1.   Synon Information

     IBM does not want to receive from Synon, and Synon agrees not to disclose to IBM, any information that is of a confidential or proprietary nature to Synon or a third party.

     All information and materials which IBM obtains from Synon in connection with this Agreement shall be deemed nonconfidential, and, except with respect to Synon's rights under valid patents and Federal statutory copyrights, IBM shall be free to use in any manner, for any purpose, and to disclose to others, any ideas, concepts, know-how and techniques received from Synon under this Agreement.

2.   IBM Confidential Information

     "IBM Confidential" information means information or materials that IBM identifies as confidential and discloses to Synon under this Agreement. It does not include information that rightly becomes public, or that Synon otherwise knows or receives without obligation of confidence. For two (2) years from the date of this Agreement, Synon shall hold all IBM Confidential information in trust and confidence for IBM and shall not




Agreement Number 985-0377

Keith Jaeger
September 21, 1990
Page 2


     use any IBM Confidential information except as explicitly approved by IBM. If any materials containing any IBM Confidential information are lost, Synon shall promptly notify IBM. Upon termination of this Agreement, Synon shall deliver to IBM all materials containing any IBM Confidential information.

3.   Scope of IBM Disclosure

     IBM will not be obligated to disclose any particular information to Synon.

4.   Manner of Disclosure

     IBM Confidential information may be disclosed to Synon visually, orally, or in writing (including graphic material). When disclosed in writing, the information will be labeled "IBM CONFIDENTIAL." When disclosed visually or orally, the information will be identified as IBM Confidential at the time of disclosure. Synon agrees to clearly label as "IBM CONFIDENTIAL" all information reduced to writing or graphics as a result of IBM's visual or oral disclosures.

5.   Dissemination

     Synon will limit dissemination of IBM Confidential information to those of its employees with a need to know. Synon will not copy any IBM Confidential information without prior written approval from IBM.

     Synon will have an appropriate written agreement with each of its employees or other persons whose services Synon may require, sufficient to enable Synon to comply with all of the provisions of this Agreement.

6.   Accountability of IBM Materials

     All IBM materials are and will remain the property of IBM. Synon agrees to maintain a one hundred (100%) percent accountability of all IBM Confidential materials at all times and will be prepared to locate and produce all such materials at any time.

     IBM, at its option, reserves the right to retrieve Product related IBM Confidential materials prior to termination of this Agreement, if the Product becomes generally available.

7.   Protection of IBM Assets







Agreement Number 985-0377

Keith Jaeger
September 21, 1990
Page 3

     Synon shall maintain security procedures adequate to prevent loss of any IBM Confidential materials. If such a loss occurs, Synon shall notify IBM immediately.

     When not in use, IBM Confidential information will be secured or locked in a safe, file, desk, cabinet, or other suitable container or furniture, or in a locked room with restricted access. Items of work in process or work products that embody IBM Confidential information and which are impractical to secure or lock as required above will be completely covered from view. In instances where complete cover is impractical, IBM must concur in advance to the security measures taken. Synon agrees to segregate IBM Confidential information from the confidential information of others.

8.   Confidentiality of the Agreement

     Synon agrees not to disclose by way of advertisement, publication, or otherwise to any person other than employees of Synon, who have a need to know for purposes of performing this Agreement, the existence, nature, substance, or terms and conditions of this Agreement or of the relationship between the parties hereto without the prior written approval of IBM. However, Synon may disclose this entire Agreement on a confidential, need-to-know basis, to its accountants, attorneys, or financial institutions.

9.   Disclaimers

     Neither this Agreement nor any disclosure of IBM Confidential information grants you any license under any patents or copyrights.

     IBM PROVIDES IBM CONFIDENTIAL INFORMATION TO Synon ON AN "AS IS" BASIS WITHOUT WARRANTY OF ANY KIND, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     Neither party shall be liable for any lost revenue, lost profits or other consequential damages under any part of this Agreement even if advised of the possibility of such damages. Furthermore, IBM shall not be liable for any delays, losses or any other damages which may result from the furnishing of any equipment, documentation, programs or services under this Agreement, even if advised of the possibility of such damages.


Agreement Number 985-0377

Keith Jaeger
September 21, 1990
Page 4


     IBM does not represent or warrant that the rights of others will not be infringed by Synon's use of such IBM Confidential information.

10.  Trademark - Trade Name

     Notwithstanding any other provisions of this Agreement, neither party shall have the right to use the other party's name, trademark or trade name or other designation (including any contraction, abbreviation, or simulation of any of the forgoing), or to refer to this Agreement or the services performed hereunder directly or indirectly, in connection with any product, service, promotion or publication without the prior written approval of the other party.

11.  Term and Termination

     This Agreement is effective from the date on which it accepted by both parties, and shall expire 24 months from that date.

     Either party may terminate this Agreement with or without cause at any time by written notice to the other party.

12.  Compliance with Laws and Regulations

     Synon agrees to comply with all applicable Federal, State, and local laws, regulations and ordinances, including but not limited to the Regulations of the United States Department of Commerce relating to the Export of Technical Data, in so far as they relate to this Agreement. Synon agrees to use its best efforts to obtain any required government documents and approvals prior to exporting any technical data disclosed to Synon or any product to which such data relate.

13.  Waiver of Breach/Severability

     No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party. In the event that any provision of this Agreement shall be found illegal or otherwise unenforceable, such provision shall be severed, the entire Agreement shall not fail on account thereof, and the balance of the Agreement shall continue in full force and effect.




Agreement Number 985-0377

Keith Jaeger
September 21, 1990
Page 5


14.  Assignment and Delegation

     Except in connection with the sale or other transfer of substantially all of Synon's business, no right or interest in this Agreement shall be assigned by Synon without the, prior written approval of IBM, and no delegation of the services or other obligations owed by Synon to IBM shall be made or effective without IBM's prior written approval. Any attempt by Synon to assign any right or interest created by this Agreement shall be void. In the event of a sale or other transfer of substantially all of Synon's business, IBM has the right to terminate this Agreement.

15.  Sole Agreement

     This Agreement shall supersede all prior Agreements and understandings between the parties respecting the subject matter hereof and shall constitute the complete and exclusive agreement between the parties respecting this subject matter.

16.  Applicable Law

     This Agreement shall be construed and the legal relations created herein between the parties shall be determined in accordance with the substantive laws of the State of New York which pertain to agreements executed in, and fully performed within, the State of New York. Any proceeding to enforce, or to resolve disputes arising under or related to, this Agreement shall be brought before a court of competent jurisdiction in the State of New York, including a Federal District Court sitting within such State. The parties hereby expressly waive any right to a jury trial and agree that any proceeding hereunder shall be tried by a judge without a jury.

17.  Continuing Obligations

     The rights, activities, and obligations of the Sections of this Agreement which by their nature create obligations that survive the expiration or termination of this Agreement shall survive and continue after any expiration or termination of this Agreement and shall bind the parties and their legal representatives, successors, heirs, and assigns. This includes:

     Section 1 - "Synon Information"

     Section 2 - "IBM Confidential Information"



Agreement Number 985-0377

Keith Jaeger
September 21, 1990
Page 6


     Section 5 - "Dissemination"

     Section 8 - "Confidentiality of the Agreement"

     Section 9 - "Disclaimers"

     Section 10 - "Trademark - Trade Name"

     Section 12 - "Compliance with Laws and Regulations"


Please return an executed copy of this Agreement to Patrick Griffin, IBM Corp., 985/658-C at the address on this letterhead.


Accepted:                                           Accepted:

INTERNATIONAL BUSINESS                              SYNON, INCORPORATED
MACHINES CORPORATION



By   /s/ David A. Andersen                        By  /s/ Chris  Herron
   ----------------------------                     ----------------------------
   David A Andersen, Manager                        Authorized Representative
   Business Partner Programs
                                                  Name  Chris Herron
                                                      --------------------------
                                                        (Print or Type)

                                                  Title   President
                                                       -------------------------

Date     September 21, 1990                       Date   September 27, 1990
    ---------------------------                       --------------------------





Agreement Number 985-0377

May 3, 1990



Ms Madeline Selig
SYNON Inc.
Larkspur, CA.


Subject:  Confidential Disclosure Agreement


To enable you to determine whether you wish to explore the possibility of developing future function for IBM Rochester, IBM proposes to give you access to IBM Confidential information pertaining to products currently under development.

This confidential and proprietary information will be identified as IBM Confidential and will be disclosed to you in a meeting at the IBM Rochester, Minnesota facility May 3, 1990.

Upon receipt of such confidential information, you agree to hold all such confidential information in trust and confidence for IBM for a period of two
(2) years from the date of disclosure or until such time as the information is publicly disclosed by IBM whichever occurs first. During this prescribed period, you agree to treat this information in the same manner as you treat your own confidential and proprietary information you do not want disclosed to others.

IBM does not want to receive and SYNON Inc. agrees not to disclose to IBM any information that is of a Confidential or proprietary nature to SYNON Inc. or a third party.

All information and materials which IBM obtains from SYNON Inc. in connection with this Agreement shall be deemed non-confidential, and, except with respect to SYNON Inc. rights under valid patents and Federal statutory copyrights, IBM shall be free to use in any manner, for any purpose, and to disclose to others, any ideas, concepts, know-how and techniques received from SYNON Inc. under this Agreement.